EXHIBIT 16


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Dismissal by American Southwest Holdings, Inc.

Gentlemen:

We have read and agree with the comments in Item 4.01 of Form 8-K for American Southwest Holdings, Inc. dated as of March 28, 2005.


/s/ Shelley International CPA

Mesa, Arizona
March 29, 2005